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                                                               EXHIBIT 4.(a).13





                              Dated 18 April 2002



                    MATBIT TELECOMMUNICATION SYSTEMS LIMITED

                                      and

                           MATAV INVESTMENTS LIMITED

                                      and

                               ELBIT.COM LIMITED

                                      and

                         ADVENT INVESTMENTS PTE LIMITED

                                      and

                  HUTCHISON TELECOMMUNICATIONS (AMSTERDAM) BV

                                      and

                       MATAV-CABLE SYSTEMS MEDIA LIMITED



                             SUPPLEMENTAL AGREEMENT

                                  relating to

                     Partner Communications Company Limited

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This Agreement is made on 18 April 2002

Between:

(1) Matbit Telecommunication Systems Limited whose principal office is at c/o Avital, Dromi & Co Law Offices, at 4 Taas Street, Ramat Gan 52512, Israel ("Matbit");

(2) Matav Investments Limited whose principal office is at 42 Pinkas Street, North Industrial Area, Netanya 42134, Israel ("Matav");

(3) Elbit.COM Limited whose principal office is at Hutsot Shefayim, PO Box 286 Shefayim, 80990, Israel ("Elbit");

(4) Advent Investments Pte Limited whose principal office is at 10 Hoe Chiang Road, Number 16-02, Keppel Towers, Singapore ("Advent");

(5) Hutchison Telecommunications (Amsterdam) BV whose registered office is at Leidsekade 98, 1017 Amsterdam, Netherlands ("Hutchison"); and

(6) Matav-Cable Systems Media Limited whose principal office is at 42 Pinkas Street, North Industrial Area, Netanya 42134, Israel ("Matav-Cable").

      (and together referred to hereinafter as the "Parties" or Individually as a "Party").

Whereas:

(A)   Matbit and Matav are existing shareholders in the Company.

(B) Pursuant to a share purchase agreement dated 10 April 2002 and made between (1) Matav, (2) Matbit, (3) Hutchison and (4) Matav-Cable Systems Media Limited, (the "SPA") Hutchison will also become a shareholder in the Company.

(C) The Parties wish to record certain agreements between them in relation to the Company in accordance with the terms of this Agreement.

It is agreed as follows:

1     Interpretation

      Terms used in this Agreement which are defined in a relationship agreement dated 10 October 1999 and made between (1) Advent, (2) Matbit, (3) Matav,
      (4) Elbit and (5) Tapuz Cellular Systems Limited Partnership (as amended) (the "Relationship Agreement"), shall have the same meaning as in the Relationship Agreement unless the context requires otherwise;

      "MOC" means the Minister of Communications of Israel and the Ministry of Communications of Israel; and

      "MOC Letters" means the letters from the Company to the MOC dated March 26, 2002, April 1, 2002 and April 4, 2002 and the response from the MOC dated 14 April 2002, all in the agreed terms.

1.1   Clauses etc.

      References to this Agreement include any Recitals to it and references to Clauses are to Clauses of this Agreement.

1.2   Headings

      Headings shall be ignored in construing this Agreement.
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Continuing obligations of Matbit and Matav

Covenants by Matav

2.1.1 In accordance with clause 5.1.6(a) of the Relationship Agreement, Matav hereby irrevocably assigns to Hutchison the right of Matav to nominate a representative to serve as a Director.

2.1.2 Matav hereby further agrees, from the date of this Agreement, to irrevocably waive its rights pursuant to clause 6.1.2 of the Relationship Agreement to appoint three Directors and, subject as set out in Clause 2.1.3, for as long as it holds not less than 4.99 per cent of the Relevant Shares, agrees that it shall be entitled to appoint not more than two Directors.

2.1.3 Clause 2.1.2 shall not prevent a Nominating Party from transferring Shares to Matav, and assigning any rights such Nominating Party has to nominate one or more representatives to serve as Directors to Matav in accordance with clauses 6.1.4(c) or 6.1.5 of the Relationship Agreement.

Avoidance and Consequences of an Occurrence of a Bank or Israel Event

2.2.1   Bank of Israel Event

        (i)

              (a)  Matbit agrees and undertakes that it will not; and

              (b) Matav agrees and undertakes that it will not, that it will use its best efforts to procure that none of its Affiliates will and that it will not through the exercise of its rights as a shareholder in Matbit or through any representation on the Board of Matbit cause Matbit to, take any action, or allow any event to occur (being an event it or, in the case of Matav, Matav's Affiliates is/are reasonably capable of influencing) ("Relevant Action") which would cause the Company to become obliged, under applicable rules of the Bank of Israel (as in effect from time to time) which restrict loans to related parties, to repay amounts to, or alter the terms of any existing or subsequent credit facility with, any bank on terms substantially different from those applicable to other banks participating in such facility or on terms which would not apply were it not for the application of such rules (a "Bank of Israel Event").

        (ii) If a Bank of Israel Event occurs in circumstances where there is no Relevant Action then Clauses 2.2.2, 2.2.3 and 2.2.4 shall not apply and the Parties shall all discuss in good faith with each other and co-operate in good faith with a view to reaching an agreement to ensure that such repayment or alteration is avoided and each Party shall indemnify the other Parties in respect of any failure by it to so co-operate.

        (iii) For the avoidance of doubt, in the event that the applicable rules of the Bank of Israel are changed and as a result of such change the percentage interest of any given shareholder causes the Company to be a related entity ("Ish Kashur") of the relevant banks and, as a result, the Company becomes obliged, under applicable rules of the Bank of Israel which restrict loans to related parties, to repay amounts to, or alter the terms of any existing or subsequent credit facility with, any bank on terms substantially different from those applicable to other banks participating in such facility or on terms which would not apply were it not for the application of such rules, then, absent a Relevant Action, in such circumstances, a Bank of Israel Event shall not occur nor shall there be a Breach (as defined in Clause 2.2.2 below), but the provisions of subsection (ii) above shall apply.

2.2.2   Notice of Breach

        If a breach of Clause 2.2.1(i) occurs (a "Breach"), the Party in Breach (the "Defaulting Party") shall notify the other Parties as soon as reasonably practicable.

2.2.3   Procedure on Breach

        Following a Breach, the Board, at a meeting in which the Directors nominated by the Defaulting Party will not be entitled to participate, may give written notice to the Defaulting Party within 60 Business Days of receiving notification of the Breach from the Defaulting Party or of becoming aware of the Breach, whichever is the earlier, requiring the Defaulting Party:

        (i) to sell the Sale Shares (as defined below) at a price per Share equal to 82.5 per cent of the Market Price of the Sale Shares but in all other respects in accordance with the provisions of clause
              9.1 of the Relationship Agreement, in which case the provisions of clauses 9.2, 9.4, 9.5 and 10 of the Relationship Agreement shall apply, mutatis mutandis and as the case may be; and

        (ii) in addition to, or as an alternative to, requiring the sale of the Sale Shares as set out in (i) above to take such other actions which the Board (the composition of which shall exclude the Directors nominated by the Defaulting Party) and the Defaulting Party may together agree will remedy the Breach, whereupon the Defaulting Party shall be obliged to take such actions within the time agreed between the Defaulting Party and the Board;

        and in each such case the Defaulting Party shall indemnify the Company in respect of all costs and expenses incurred in connection with implementing the provisions of this Clause 2.2.3 For the purpose of this Clause 2.2.3 the "Sale Shares" means such number of the Shares held directly or indirectly (which shall include Shares which are held by Matbit for the benefit of Matav) by the Defaulting Party which the Board, at the meeting referred to above, determines need to be sold in order that the relevant Bank of Israel Event is no longer applicable.

2.2.4   Indemnity

        If the Defaulting Party fails to comply with the requirements imposed by Clause 2.2.3, or if it does not agree with the Board what actions it is to take to remedy the Breach then without prejudice to any contractual remedy available to Advent, Hutchison or the Company in respect of the relevant Breach or such failure, the Defaulting Party shall indemnify the Company against all costs and liabilities arising in connection with such Breach (including, without limitation, if applicable, costs and liabilities incurred in connection with any early repayment of, or the alteration of the then existing terms of, any then existing credit facility or the costs of any required refinancing or fund raising (it being understood that such indemnity shall not oblige the Defaulting Party to assume the Company's then existing obligations under any then existing credit facility

     (save to the extent they are increased (and then only in respect of the amount of the increase) as a result of the relevant Bank of Israel Event))).

Guarantee

Matav-Cable hereby guarantees the performance of all obligations of Matav set forth in, or arising in connection with, this Agreement.

Matav-Cable hereby further covenants that it will not, and will procure that none of its Affiliates will, take any action or allow any event to occur (being an event it or its Affiliates is/are reasonably capable of influencing) which would cause a Bank of Israel Event to occur.

Obligations in respect of MOC Letters

Elbit, Matav and Matbit acknowledge the terms of the MOC Letters and each confirms that, in accordance with Clause 11.1 of the Relationship Agreement, it shall make best efforts to comply with any provisions of the MOC Letters which apply to it and that breach of such provision shall be an Event of Default for the purpose of Clause 9.3(a) of the Relationship Agreement, subject to the provisions of that Clause.

Other Provisions

Announcements

No announcement in connection with the existence or the subject matter of this Agreement shall be made or issued by or on behalf of the Parties without the prior written approval of all the Parties. This shall not affect any announcement required by law or any regulatory body or the rules of any recognised stock exchange but the Party with an obligation to make an announcement shall consult with the other Parties insofar as is reasonably practicable before complying with such an obligation.

Costs

Each Party shall bear all costs incurred by it in connection with the preparation, negotiation and entry into of this Agreement.

Notices

Any notice or other communication in connection with this Agreement or with any legal proceedings under this Agreement shall be in writing in English (a "Notice") and shall be sufficiently given or served if delivered or sent.

In the case of Matbit to:

Matbit Telecommunication Systems Limited
c/o Cable Systems Media Limited
42, Pinkas Street
North Industrial Area
Netanya 42134 Israel
Tel: +972 9 8602261
Fax: +972 9 8602288

In the case of Matav to:

Matav Investments Limited
c/o Cable Systems Media Limited
42, Pinkas Street
North Industrial Area
Netanya 42134 Israel
Tel: +972 9 8602261
Fax: +972 9 8602288

With a copy to Matav-Cable

In the case of Elbit, to:

Elbit.COM Limited
c/o Elbit Limited
Hutsot Shefayim
PO Box 286 Shefayim 80990, Israel
Tel: +972 9 9704100
Fax: +972 9 9704120

In the case of Advent or Hutchison, to:

Hutchison Telecommunications (Amsterdam) BV
Leidsekade 98,
1017 Amsterdam
Netherlands

With a copy to:

The Deputy Group Managing Director
Hutchison Telecommunications Limited
8/F Two Harbourfront
2 TiFung Street
Lunghom
Kowloon
Hong Kong
Tel: +852 2128 3222
Fax: +852 2827 1371

In the case of Matav-Cable to:

Matav-Cable Systems Media Limited
c/o Cable Systems Media Limited
42, Pinkas Street
North Industrial Area
Netanya 42134 Israel
Tel: +972 9 8602261
Fax: +972 9 8602288

In the case of the Company to:

The Company Secretary
Partner Communications Company Limited
8 Amal Street, Afeq Industrial Park

     Tel: +972 6 7814888
     Fax: +972 6 7814193

     Any Notice may be delivered by hand or sent by fax (in the case of a fax, with a follow up copy sent by courier). Without prejudice to the foregoing, any Notice shall conclusively be deemed to have been received on the next working day in the place to which it is sent, if sent by fax, or at the time of delivery, if delivered by hand.

5.4  Third Party Beneficiary

     Each Party hereby acknowledges and confirms its intention that the Company be a third party beneficiary under this Agreement. Within 24 hours of execution of this Agreement, the Parties shall deliver a copy of this Agreement to the Company which delivery shall constitute notice to the Company of its rights under the Agreement.

5.5  Invalidity

     If any term in this Agreement shall be held to be illegal, invalid or unenforceable, in whole or in part, under any enactment or rule of law, such term or part shall to that extent be deemed not to form part of this Agreement but the legality, validity or enforceability of the remainder of this Agreement shall not be affected.

5.6  Counterparts

     This Agreement may be entered into in any number of counterparts, all of which taken together shall constitute one and the same instrument. Any party may enter into this Agreement by executing any such counterpart.

5.7  Governing Law and Submission to Jurisdiction

     5.7.1 This Agreement and the documents to be entered into pursuant to it, shall be governed by and construed in accordance with the laws of the State of Israel.

     5.7.2 All the Parties irrevocably agree that the courts of Tel Aviv/Jaffo are to have exclusive jurisdiction to settle any dispute which may arise out of or in connection with this Agreement and the documents to be entered into pursuant to it. All the Parties irrevocably submit to the jurisdiction of such courts and waive any objection to proceedings in any such court on the ground of venue or on the ground that proceedings have been brought in an inconvenient forum.


In witness whereof this Agreement has been duly executed.


SIGNED by
on behalf of Matbit Telecommunication     }
Systems Limited in the presence of:



SIGNED by
on behalf of Matav Investments Limited    }
in the presence of:
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SIGNED by
on behalf of Elbit.COM Limited          }
in the presence of:



SIGNED by
on behalf of Advent Investments Pte     }
Limited
in the presence of:



SIGNED by
on behalf of Hutchison
Telecommunications (Amsterdam) BV       }
in the presence of:



SIGNED by
on behalf of Matav-Cable                }
Systems Media Limited
in the presence of:

      Tel: +972 6 7814888
      Fax: +972 6 7814193

      Any Notice may be delivered by hand or sent by fax (in the case of a fax, with a follow up copy sent by courier). Without prejudice to the foregoing, any Notice shall conclusively be deemed to have been received on the next working day in the place to which it is sent, if sent by fax, or at the time of delivery, if delivered by hand.

5.4   Third Party Beneficiary

      Each Party hereby acknowledges and confirms its intention that the Company be a third party beneficiary under this Agreement. Within 24 hours of execution of this Agreement, the Parties shall deliver a copy of this Agreement to the Company which delivery shall constitute notice to the Company of its rights under the Agreement.

5.5   Invalidity

      If any term in this Agreement shall be held to be illegal, invalid or unenforceable, in whole or in part, under any enactment or rule of law, such term or part shall to that extent be deemed not to form part of this Agreement but the legality, validity or enforceability of the remainder of this Agreement shall not be affected.

5.6   Counterparts

      This Agreement may be entered into in any number of counterparts, all of which taken together shall constitute one and the same instrument. Any party may enter into this Agreement by executing any such counterpart.

5.7   Governing Law and Submission to Jurisdiction

      5.7.1 This Agreement and the documents to be entered into pursuant to it, shall be governed by and construed in accordance with the laws of the State of Israel.

      5.7.2 All the Parties irrevocably agree that the courts of Tel Aviv/Jaffo are to have exclusive jurisdiction to settle any dispute which may arise out of or in connection with this Agreement and the documents to be entered into pursuant to it. All the Parties irrevocably submit to the jurisdiction of such courts and waive any objection to proceedings in any such court on the ground of venue or on the ground that proceedings have been brought in an inconvenient forum.

In witness whereof this Agreement has been duly executed.

SIGNED by
on behalf of Matbit Telecommunication     }
Systems Limited in the presence of:

SIGNED by
on behalf of Matav Investments Limited    }
in the presence of:
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SIGNED by
on behalf of Elbit.COM Limited         }
in the presence of:




SIGNED by
on behalf of Advent Investments Pte    }
Limited
in the presence of:




SIGNED by
on behalf of Hutchison                 }
Telecommunications (Amsterdam) BV
in the presence of:




SIGNED by
on behalf of Matav-Cable               }
Systems Media Limited
in the presence of:

SIGNED by
on behalf of Elbit.COM Limited           }
in the presence of:





SIGNED by
on behalf of Advent Investments Pte      }
Limited
in the presence of:

/s/ Steven P. Allen

Steven P. Allen



SIGNED by
on behalf of Hutchison                   }
Telecommunications (Amsterdam) BV
in the presence of:





SIGNED by
on behalf of Matav-Cable                 }
Systems Media Limited
in the presence of: